Exhibit 107

Calculation of Filing Fee Tables

424B2
(Form Type)

Wells Fargo Commercial Mortgage Securities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities(1)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Mortgage Backed Securities	BANK 2024-BNK47, Commercial Mortgage Pass-Through Certificates, Series 2024-BNK47	457(s)	$978,094,000	100%	$978,094,000	0.00014760	$144,366.68
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$978,094,000		$144,366.68
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$144,366.68
(1)	This is the final prospectus for the BANK 2024-BNK47, Commercial Mortgage Pass-Through Certificates, Series 2024-BNK47 offering. This table relates to the payment of registration fees in connection with the registration statement on Form SF-3 of which this prospectus forms a part (No. 333-257991), which was filed with the Securities and Exchange Commission on July 16, 2021, as amended by a Form SF-3/A filed on September 9, 2021, as further amended by a Form SF-3/A on September 27, 2021, and became effective on October 15, 2021 (the “Registration Statement”).
(2)	Payment of this registration fee was made in connection with the filing of the preliminary prospectus (accession number 0001539497-24-001172). The actual amount of the Registration Fee paid with the preliminary prospectus was $144,850.66, which was based on a then-anticipated Maximum Aggregate Offering Priced of $981,373,000. The amount of the offering was ultimately reduced to $978,094,000 as reflected above. Accordingly, relative to the actual Maximum Aggregate Offering Price, there was an overpayment of Registration Fees in the amount of $483.98.